Converted Organics Announces 2011 Year End and
Fourth Quarter Sales Results

BOSTON, February 14, 2012 (GLOBE NEWSWIRE) — Converted Organics Inc. (OTCBB:COIN) announced today that 2011 sales for the Company totaled $3.1 million compared to $3.5 million for the same period in 2010. Sales for the quarter ended December 31, 2011 were $345,000, compared to sales of $759,000 for the same period in 2010 (Comparative Sales results for 2010 exclude $704,568 for the year from discontinued operations).

“The decline in sales was primarily attributable to sales from our fertilizer operations. Fertilizer sales for the third and fourth quarters were less than we expected and less than the prior year due to an assortment of factors including weather, competitive pressures, and changes in our user base. One of our larger customers was acquired by a competitor that does not use our products in the same amount as the operation it acquired and a small number of other customers converted fields from organic to conventional practices. The acquisition of our customer could also put pressure on our sales in 2012,” said Edward Gildea, president of the Company. Mr. Gildea also stated, “While we cannot control the weather or changes in our customer base we believe we will improve sales in 2012 by diversifying our product offering, we are adding two new products in 2012, and by focusing our sales efforts on opening new markets including agriculture users in Colorado and nursery and horticultural growers in California.”

Mr. Gildea also explained: “Sales for the year 2011 in the industrial waste water business were $397,937 from the Glenwood Springs, Colorado operation and sales were $89,315 for the fourth quarter. The cost of financing the equipment exceeded our revenue. As a result, and due to a lack of cash reserves in our business, we defaulted on the payment obligation for the equipment and we will not have any revenue from the Glenwood Springs operation in 2012. Notwithstanding the results in Colorado, we retain the license to exploit the technology in the industrial waste water market and we are attempting to find ways to finance the development of this line of business.”

About Converted Organics

Converted Organics’ (OTCBB:COIN) mission is to promote, develop and operate profitable innovative clean technologies that contribute to the improvement of our environment by use of sustainable business practices and the judicious use of natural resources.   Converted Organics Inc. is currently composed of three primary lines of business at the intersection of Agriculture, Water and Waste Recycling. Each business contributes to our mission and uses sustainable business practices that protect and value the environment.   The three lines of business are Organic Fertilizer (Converted Organics), Vertical Farming (TerraSphere Systems www.terraspheresystems.com), and Industrial Wastewater Treatment (Industrial Wastewater Resources).

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. Forward-looking statements include our ability to improve 2012 sales for our fertilizer operation and our ability to finance the development of our industrial waste water technology. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K, as updated in the Company’s quarterly reports on Form 10-Q filed since the annual report, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G

CONTACT: Converted Organics Inc.

investor@convertedorganics.com

617-624-0111